                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the Cooper Cameron Corporation Broad Based 2000 Incentive Plan and to the incorporation by reference therein of our report dated January 30, 2001, with respect to the consolidated financial statements of Cooper Cameron Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP


Houston, Texas
May 25, 2001